UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2009

Verso Paper Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-148201	75−3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115-4436
(Address, including zip code, of principal executive offices)

(901) 369-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 2, 2009, we were notified by the New York Stock Exchange that we have fallen below the NYSE’s continued listing standard relating to the price of our common stock.  Section 802.01C of the NYSE Listed Company Manual requires that the average closing price of our common stock be above $1.00 per share over a consecutive 30 trading-day period.  As of February 2, 2009, the date of the NYSE notice, the 30 trading-day average closing price of our common stock was $0.96 per share.

Under the NYSE’s rules, we have a period of six months from the date of the NYSE notice to bring our share price and 30 trading-day average share price back above $1.00.  During this period, our common stock will continue to be traded on the NYSE, subject to our compliance with other NYSE continued listing requirements.  As required by the NYSE, in order to maintain our listing, we will notify the NYSE by February 17, 2009, that we intend to cure the price deficiency.

On February 6, 2009, we issued a press release announcing that we had received the NYSE notice of non-compliance with the average share price listing standard.  A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit

99.1	Press release issued by Verso Paper Corp. on February 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 6, 2009

VERSO PAPER CORP.

		By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release issued by Verso Paper Corp. on February 6, 2009.